UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2007

FERMAVIR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Florida	333-116480	16-1639902
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

420 Lexington Avenue, Suite 445

New York, New York 10170

(Address of Principal Executive Offices)

(212) 413-0802

(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 4.01               Changes in Registrant’s Certifying Accountant.

On March 26, 2007, J.H. Cohn LLP, resigned as FermaVir Pharmaceuticals, Inc.’s (the “Company”) principal accountants.

The report of J.H. Cohn LLP on the Company’s financial statements for the past fiscal year did not contain an adverse opinion or disclaimer of opinion, or was qualified or modified as to audit scope or accounting principles.   However, the audit report on the financial statements for the year ended April 30, 2006 did contain an explanatory paragraph regarding the Company’s ability to continue as a going concern.

During the Company’s most recent fiscal year and any subsequent interim period up to and including the date of the resignation of J.H. Cohn LLP, there have been no disagreements with J.H. Cohn LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of J.H. Cohn LLP would have caused them to make reference thereto in their report on the financial statements for such periods.

On March 29, 2007 the Company provided a draft copy of this report on Form 8-K to J.H. Cohn LLP, requesting their comments on the information contained therein.  The responsive letter from J.H. Cohn LLP is herewith filed as an exhibit to this current report on Form 8-K.

Item 9.01               Financial Statements and Exhibits

(c)           Exhibits.

16.1                            Letter on Change of Certifying Accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    March 30, 2007

FERMAVIR PHARMACEUTICALS, INC.

By:	/s/	GEOFFREY W. HENSON
Geoffrey W. Henson, Ph.D.
Chief Executive Officer